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                                                                    EXHIBIT 23.1


                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS



eVentures Group, Inc.
Jersey City, New Jersey


We hereby consent to the incorporation by reference in the respective Registration Statement on Form S-8 (Nos. 333-43032) of our report dated September 1, 2000 relating to the consolidated financial statements of eVentures Group, Inc. (the "Company") appearing in the Company's Form 10-K for the year ended June 30, 2000. We also consent to the reference to us under the caption "Experts" in the Re-offer Prospectus.





/s/  BDO SEIDMAN, LLP

     BDO SEIDMAN, LLP



New York, New York
September 27, 2000